UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2021

IHS MARKIT LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices and zip code)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, the Human Resources Committee (the “Committee”) of the Board of Directors of IHS Markit Ltd., a Bermuda exempted company limited by shares (the “Company”), approved certain actions for tax-planning purposes in order to mitigate adverse tax consequences to both the Company and certain employees of the Company under the excise tax regime of Sections 280G and 4999 of the Internal Revenue Code that could arise in connection with the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger by and among the Company, S&P Global Inc., a New York corporation (“S&P Global”), and Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares, dated as of November 29, 2020 (as amended, the “Merger Agreement”). These actions include, with respect to Brian Crotty (Executive Vice President, Resources), (i) the acceleration of the payment, on or prior to December 31, 2021, of a $1,500,000 retention bonus that would have otherwise been earned and paid following the 12-month anniversary of the consummation of the Merger, (ii) the acceleration and payment, on or prior to December 31, 2021, of $588,280 consisting of (x) $546,067 in 2021 annual bonus that would have otherwise been earned and paid on or before February 28, 2022, with deemed performance of 107.8% of target and (y) $42,213 in additional annual bonus at target reflecting a one month payment for December 2021 as the Company prepares to change its financial year from December to November to January to December in connection with the completion of the Merger, (iii) the vesting and settlement, on or prior to December 31, 2021, of (x) 4,844 time-vesting restricted stock unit awards (“RSUs”) that would have otherwise vested on February 1, 2022, (y) 3,060 RSUs that would have otherwise vested on February 1, 2023 and (z) 1,672 RSUs that would have otherwise vested on February 1, 2024 and (iv) the vesting and settlement, on or prior to December 31, 2021, of (x) 5,836 performance-based stock unit awards (“PSUs”) that have already completed their performance period but that would have otherwise vested ratably on February 28, 2022, February 28, 2023 and February 28, 2024, (y) 13,360 PSUs in respect of the performance period ending November 30, 2022 (with deemed performance of 175% of target), of which 6,073 PSUs were also subject to ratable time-vesting over the three-year period following the end of the performance period and (z) 7,524 PSUs in respect of the performance period ending November 30, 2023 (with deemed performance of 150% of target) ((i) through (iv), collectively, the “280G Measures”). In determining the level of deemed performance for the PSUs, the Committee took into account the treatment of PSUs contemplated under the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	IHS MARKIT LTD.

	By:	/s/ Sari Granat
	Name:	Sari Granat
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel